Exhibit 23.1

PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 15, 2005 to the shareholders of Barrick Gold Corporation relating to the consolidated balance sheets as at December 31, 2004 and 2003 and the consolidated statements of income, cash flows, shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U.S. generally accepted accounting principles which appear in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Toronto, Canada
February 9, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.